Exhibit 15.1

July 19, 2023

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

United States of America

We have been furnished with a copy of the “Change in Registrant’s Certifying Accountant” on Form 6-K dated July 19, 2023, for the event that occurred on July 5, 2023, to be filed by our former client, Wallbox N.V. We agree with the statements made in response to Item 16F of Form 20-F insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Bedrijfsrevisoren BV

BDO Bedrijfsrevisoren BV

Zaventem, Belgium